Exhibit 3(c) under Form N-1A
                                          Exhibit 4 under Item 601/Reg. S-K

                              BLANCHARD FUNDS

                 BLANCHARD SHORT-TERM FLEXIBLE INCOME FUND



                             P O R T F O L I O
                                                     SEE REVERSE
ACCOUNT NO. ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
            SIDE FOR CERTAIN
                                                     DEFINITIONS



THIS TO CERTIFY THAT                                IS THE OWNER OF




FULLY-PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST of CUSIP 093212405

the BLANCHARD SHORT-TERM FLEXIBLE INCOME FUND Portfolio of BLANCHARD FUNDS
   hereafter called the ``Trust,'' transferable on the books of the Trust by the owner, in person or by duly authorized attorney, upon surrender of this
   Certificate properly endorsed.
     The shares represented hereby are issued and shall be held subject to the provisions of the Declaration of Trust and By-Laws of the Trust, and By-Laws of the Trust, and all amendments thereto, to all of which the holder by acceptance hereof assets.
     This Certificate is not valid unless countersigned by the Transfer
Agent.
     IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed in its name by its proper officers and to be sealed with its Seal.



PRESIDENT & TREASURER                      CHAIRMAN